Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Stockcross Financial Services, Inc. and Subsidiary
Beverly Hills, California 90212

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statement of financial condition of Stockcross Financial Services, Inc. and Subsidiary (the Company) as of December 31, 2018, the related consolidated statements of operations, changes in stockholders' equity, Statement of Changes in Liabilities Subordinated to Claims of General Creditors, and cash flows for the year then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on Company's consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Supplemental Information

The Schedule I, Computation of Net Capital Under SEC Rule 15c3-1, Schedule II, Computation for Determination of Reserve Requirements Under SEC Rule 15c3-3, Schedule Ill, Computation for Determination of PAB Account Reserve requirements under Rule 15c3-3, and Schedule IV, Information Relating to Possession or Control Requirements Under SEC Rule 15c3-3, has been subjected to audit procedures performed in conjunction with the audit of the Company's consolidated financial statements. The supplemental information is the responsibility of Company's management. Our audit procedures included determining whether the supplemental information reconciles to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with 17 C.F.R. §240.17a-5. In our opinion, the Schedule I, Computation of Net Capital Under SEC Rule 15c3-1, Schedule 11, Computation for Determination of Reserve Requirements Under SEC Rule 15c3-3, Schedule Ill, Computation for Determination of PAB Account Reserve requirements under Rule 15c3-3, and Schedule IV, Information Relating to Possession or Control Requirements Under SEC Rule 15c3-3, is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

BUCHBINDER TUNICK & COMPANY LLP

We have served as the Company’s auditor since 2017.
Little Falls, New Jersey
February 26, 2019

150 Clove Road	6720-A Rockledge Drive	One Pennsylvania Plaza	Buchbinder Tunick & Company LLP
5th Floor	Suite 510	Suite 3500	Certified Public Accountants
Little Falls, New Jersey 07424	Bethesda, Maryland 20817	New York, New York 10119	buchbinder.com
973.812.0100	240.200.1400	212.695.5003	Follow us on linkedin

STOCKCROSS FINANCIAL SERVICES, INC. AND SUBSIDIARY
STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 2018
ASSETS
Cash	$2,354,297
Cash and securities segregated under federal and other regulations (cash of $164,417,785 and securities with a fair value of $40,037,198)	204,454,983
Receivable from broker-dealers and clearing organizations	3,095,247
Receivable from customers	79,907,282
Securities owned-marketable, at fair value	5,734,855
Securities borrowed	297,967,220
Property, equipment and leasehold improvements, net of accumulated depreciation and amortization	38,937
Deferred tax asset	301,824
Other assets	1,235,948
$595,090,593
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Payable to customers	$277,783,908
Payable to non customers	16,330,156
Drafts payable	2,544,257
Payable to broker-dealers and clearing organizations	694,751
Securities loaned	276,239,375
Securities sold, not yet purchased, at fair value	46,682
Accounts payable, accrued expenses and other liabilities	538,630
Accrued expense, discontinued operations	350,000
Subordinated debt	3,000,000
577,527,759
Stockholder's Equity
Common stock; $.0016 par value, 20,000,000 shares authorized, 6,152,000 shares issued and 6,109,204 outstanding	9,844
Paid-in capital	14,036,489
Retained earnings	3,688,473
Less: Treasury stock, at cost (43,296 shares at $3.972)	(171,972)
17,562,834
$595,090,593

See notes to consolidated financial statements

STOCKCROSS FINANCIAL SERVICES, INC. AND SUBSIDIARY
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018

REVENUES
Interest income	$7,510,014
Other income	2,588,169
Commissions	1,548,042
Market making	1,271,671
Principal transactions	422,329
Total operating revenue	13,340,225

EXPENSES
Employee compensation and benefits	5,913,846
Other expenses	3,763,643
Data processing	1,755,662
Occupancy	1,436,318
Clearing costs	839,114
Interest expense	325,546
Advertising and promotion	55,876
Depreciation and amortization	21,666
Total operating expenses	14,111,671
LOSS FROM CONTINUING OPERATIONS	(771,446)

DISCONTINUED OPERATIONS
Loss from discontinued operations	(157,517)

Loss before (benefit) from income taxes	(928,963)
Taxes
Current taxes	63,393
(Benefit) from income taxes	(301,824)
Net (benefit) from income taxes	(238,431)

Net Loss	$(690,532)

See notes to consolidated financial statements

STOCKCROSS FINANCIAL SERVICES, INC. AND SUBSIDIARY
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2018
Cash flows from operating activities
Net Loss	$(690,532)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	21,666
Deferred tax asset	(301,824)
Changes in operating assets and liabilities:
Cash and securities segregated under federal and other regulations	48,428,157
Receivable from broker - dealers and clearing organizations	(398,185)
Receivable from customers	(8,594,641)
Receivable from non-customers	107,992
Securities owned, at market value	(1,022,416)
Securities borrowed	(82,398,728)
Other assets	(70,108)
Payable to customers	(42,469,581)
Payable to non customers	5,083,524
Drafts payable	(441,498)
Payable to broker - dealers and clearing organizations	22,431
Securities loaned	80,633,058
Securities sold, but not yet purchased	(28,727)
Accounts payable, accrued expenses and other liabilities	(170,410)
Total adjustments	(1,599,290)
Net cash used in continued operations	(2,289,822)
Net cash used by discontinued operations	(681,359)
Net cash used in operating activities	(2,971,181)
Cash flows from investing activities
Sale of property	415,000
Net cash provided by investing activities	415,000
Cash flows from financing activities
Proceeds from issuance of subordinated debt	3,000,000
Proceeds from payment for subscribed stock	567,000
Treasury stock purchase	(171,972)
Return of capital distribution	(750,000)
Net cash provided by financing activities	2,645,028
NET CHANGE IN CASH	88,847
CASH - BEGINNING	2,265,450
CASH - END	$2,354,297

See notes to consolidated financial statement

STOCKCROSS FINANCIAL SERVICES, INC. AND SUBSIDIARY
STATEMENT OF CASH FLOWS (CONTINUED)
YEAR ENDED DECEMBER 31, 2018
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest expense	$325,546
Income taxes	$63,393

See notes to consolidated financial statements

STOCKCROSS FINANCIAL SERVICES, INC. AND SUBSIDIARY
STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
YEAR ENDED DECEMBER 31, 2018

	Number of Shares	Common Stock	Paid-in capital	Retained earnings	Stock subscription receivable	Treasury Stock	Total

Balance-beginning	6,152,500	$9,844	$14,726,520	$4,379,005	$(567,000)	$-	$18,548,369

Net loss				(690,532)			(690,532)

Gain from sale of property			59,969				59,969

Treasury stock purchase	(43,296)					(171,972)	(171,972)

Stock subscription receivable					567,000		567,000

Return of capital distribution			(750,000)				(750,000)
Balance-end	6,109,204	$9,844	$14,036,489	$3,688,473	$-	$(171,972)	$17,562,834

See notes to consolidated financial statements

STOCKCROSS FINANCIAL SERVICES, INC. AND SUBSIDIARY
STATEMENT OF CHANGES IN LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL CREDITORS
YEAR ENDED DECEMBER 31, 2018
Balance, beginning of period	$-
Changes during the period	3,000,000
Balance, end of period	$3,000,000

See notes to consolidated financial statements

StockCross Financial Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2018

1.                      ORGANIZATION AND NATURE OF BUSINESS

StockCross Financial Services, Inc. (the "Company") is a securities broker dealer registered with the Securities and Exchange Commission (“SEC”) and is a member of Financial Industry Regulatory Authority (“FINRA”) and Securities Investor Protection Corporation (“SIPC”).

The Company is located in Beverly Hills, California, with offices throughout the United States and worldwide customers.

Effective August 16, 2018 the Company established a Bermuda subsidiary StockCross Digital Solutions, Ltd. (“StockCross Digital”).  For the year ended December 31, 2018 there was no income or expenses associated with the subsidiary.  The sole transaction was to initially fund the subsidiary in the amount of $10,000 and the subsidiary is an inactive corporation at December 31, 2018.  See Principles of Consolidation note below.

The Company is affiliated with Muriel Siebert & Co. Inc. (“MSCO”) through common ownership. MSCO is a wholly owned subsidiary of Siebert Financial Corp. (“SFC“).

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases, which replaces the existing guidance in ASC 840, Leases.  The new standard establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than twelve months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income. The guidance will be effective for annual reporting periods beginning after December 15, 2018, and early adoption is permitted. Management of the Company has evaluated the impact of ASU 2016-02 will have on its financial statements and related disclosures and determined that there would be no material change to the occupancy expenses reported.  Management has also determined that as of the year ended December 31, 2018, the company had present value of lease commitments of approximately $2.2M that will be recorded on the Statement of Financial Position as follows:

Summary of ASU 2016-02
Assets
Operating lease right-of-use asset	2,220,045

Liabilities
Operating lease liability	2,220,045

The new standard is effective on January 1, 2019, with early adoption permitted. The Company adopted the new standard on its effective date. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. The Company will use the effective date in the financial statements as its date of initial application.

In August 2018, the FASB issued ASU 2018-13, Fair value Measurement (ASC 820):  Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement.  ASU 2018-13 removes certain disclosures, modifies certain disclosures and adds additional disclosures.  The ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2019.  Early adoption is permitted.  The Company is evaluating the effect that this update will have on its financial statements and related disclosures.

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

Principles of Consolidation

The consolidated financial statements include the Company’s wholly owned corporate subsidiary StockCross Digital.  All significant intercompany transactions and balances are eliminated.  There was no income or expenses generated for the year ended 2018 from StockCross Digital.

Cash

Cash represents cash on hand and cash held in banks. At times, cash balances may exceed Federal Deposit Insurance Corporation insured limits.

Cash and Securities Segregated Under Federal and Other Regulations

Cash equivalents (interest bearing deposit accounts) and securities owned in the amount of $204,454,983 (cash $164,417,785, securities with a fair value $40,037,198) have been segregated in special reserve accounts for the benefit of customers and proprietary accounts of introducing broker dealers under Rule 15c3-3 of the Securities and Exchange Commission.

Receivable from and Payable to Broker-Dealers and Clearing Organizations

Accounts receivable from and payable to broker-dealers and clearing organizations include amounts held on deposit with clearing organizations, amounts due from/to introducing broker-dealers, fail-to deliver and fail-to-receive items, and amounts receivable for unsettled regular-way transactions.

At December 31, 2018, amounts receivable from and payable to broker-dealers and clearing organizations include the following:

Receivables:
Clearing organizations	$2,875,322
Brokers and dealers	123,069
Securities failed to deliver	96,856
$3,095,247
Payables:
Securities failed to receive	$384,753
Due to MSCO	309,998
$694,751

Receivable From and Payable to Customers

Accounts receivable from and payable to customers include amounts due and owed on cash and margin transactions.  Securities owned by customers are held as collateral for receivables.  Receivables from customers are reported at their outstanding principal balance, adjusted for any allowance for doubtful accounts.  An allowance is established when collectability is not reasonably assured.  When the receivable from a brokerage client is considered to be impaired, the amount of impairment is generally measured based on the fair value of the securities acting as collateral, which is measured based on current prices from independent sources such as listed market prices or broker-dealer price quotations.  Securities beneficially owned by customers, including those that collateralize margin or other similar transactions, are not reflected in the Statement of Financial Condition.  No allowance for doubtful accounts was necessary at December 31, 2018.

Securities Owned-Marketable, at Fair Value

Securities owned-marketable, at fair value represent marketable securities owned by the company at trade-date valuation.  See “Fair Value of Financial Instruments” disclosure below.

Securities Borrowed and Loaned

Securities borrowed are recorded at the amount of cash collateral advanced.  Securities borrowed transactions require the Company to deposit cash, letters of credit, or other collateral with the lender.  Securities loaned are recorded at the amount of cash collateral received.  For securities borrowed and loaned, the Company monitors the market value, with additional collateral obtained or refunded as necessary.

Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements are carried at cost less accumulated depreciation and amortization.  Depreciation and amortization are recorded on a straight-line basis over the lesser of the estimated useful lives of the related assets or the non-cancelable remaining lease terms, as appropriate.

On July 31, 2018 the Company sold an office condominium located in Omaha, NE for $415,000 to a related party.  Since the sale was to a related party, the consideration received net of cost has been recorded in Additional Paid-in Capital amounting to $59,969 as disclosed in the Statement of Changes in Stockholder Equity.  See “Related Party Disclosures” below.

Deferred Tax Asset

Included in the accompanying Statement of Financial Condition as of December 31, 2018 are deferred tax assets of $301,824, representing tax loss carryforwards. Realization of that asset is dependent on the Company’s ability to generate future taxable income. Management believes that it is more likely than not that forecasted taxable income will be sufficient to utilize the tax carryforwards before their expirations to fully recover the asset. However, there can be no assurance that the Company will meet its expectations of future income. As a result, the amount of the deferred tax assets considered realizable could be reduced in the near term if estimates of future taxable income are reduced.  Such an occurrence could materially adversely affect the Company’s results of operations and financial condition.  See “Income Taxes” disclosure below.

Other Assets

Other assets consist of miscellaneous receivables and prepaid expenses not otherwise categorized above.

Payable to Non-Customers

Accounts payable to non-customers includes amounts due on cash and margin transactions on accounts owned and controlled by principal officers, directors and stockholders of the company.

Payable to non-customer amounts also include amounts due on cash transactions owned and controlled by the Company’s proprietary accounts of introducing broker dealers.  At December 31, 2018, the Company had one correspondent clearing relationship with MSCO.

Drafts Payable

Drafts payable represent checks drawn by the Company against customer accounts which remained outstanding and had not cleared the bank as of December 31, 2018.

Securities Sold, Not Yet Purchased, at Fair Value

Securities sold, not yet purchased, at fair value represent marketable securities sold by the company prior to purchase at trade-date valuation.  See “Fair Value of Financial Instruments” disclosure below.

Accounts Payable, Accrued Expenses, and Other Liabilities

Accounts payable, accrued expenses, and other liabilities represent amounts accrued in the reporting period but not yet paid.

Subordinated Debt

Effective November 30, 2018, the Company entered into a one-year subordinated borrowing agreement with Gloria Gebbia, a Director of the Company, in the amount of $3.0 million.  The rate of interest on the note is 2.75%.

The borrowing is subordinated to the claims of general creditors, approved by FINRA, and are included in the Company’s calculation of net capital and the capital requirements under FINRA and SEC regulations.

Revenues

On January 1, 2018, the Company adopted the new revenue recognition standard on the modified retrospective method (i.e., cumulative method). The Company has elected the modified retrospective method which did not result in a cumulative-effect adjustment at the date of adoption. The implementation of this new standard had no material impact on the Company's financial statements for the year ended December 31, 2018.

Revenue from contracts with customers is recognized when, or as, the Company satisfies its performance obligations by transferring the promised goods or services to customers. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service. A performance obligation may be satisfied over time or at a point in time. Revenue from a performance obligation satisfied over time is recognized by measuring the Company's progress in satisfying the performance obligation in a manner that depicts the transfer of the goods or services to the customer. Revenue from a performance obligation satisfied at a point in time is recognized at the point in time that the Company determines the customer obtains control over the promised good or service. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled in exchange for those promised goods or services (i.e., the "transaction price").

The transaction price for the services provided by the Company is equal to the commission rate and the account maintenance fees that the Company quotes to its customers. The Company charges miscellaneous fees for various services performed in relation to handling the account (i.e. wire transfer fees, account transfer fees, reorganization fees), which are relatively small in nature. There is no noncash consideration, consideration payable to the customer; however, in terms of financing, the Company charges customers on their margin interest balances and pays them for their credit balances. The transaction price is equal to the quoted commission rate and the account maintenance fee. Then the transaction price (quoted commission rate and account maintenance fee) is allocated to the performance obligations based on the standalone selling prices.

The Company earns revenue from contracts with customers and other sources (interest, trading gains, and commissions and fees). The following provides detailed information on the recognition of the Company's revenue from contracts with customers:

Interest Income
Interest income represents the actual interest generated in clients’ margin accounts and the Company’s bank balances.  Interest income is recorded monthly based on the average daily balances held in accounts.

Other Income
Other income represents fees generated from securities borrow and loan transactions and administrative fees generated from client accounts.  Stock Borrow and loan revenue is recorded on a monthly basis.  Transactional fees are recorded concurrently with the related activity and an annual maintenance fee is charged to inactive client accounts at fiscal year-end.

A summary of significant components of other income is presented in the table below:

Components of Other Income
Stock borrow and loan revenue	$1,200,000
Administrative fees	600,000
Correspondent clearing fees	600,000
Payment for order flow	100,000

Commissions, Market Making, and Securities Transactions
Customers’ securities transactions are recorded on a settlement date basis, generally two business days following the transaction. Commissions, other securities transactions and related clearing expenses are recorded on a trade-date basis as the securities transactions occur.  The Company believes that the performance is satisfied on the trade date because that is when the underlying financial instrument or purchaser is identified, the pricing is agreed upon, and the risks and rewards of ownership have been transferred to/from the customer.  Securities owned are recorded at fair market value at the reporting period.  See “Fair Value of Financial Instruments” disclosure below.

Principal Transactions
Principal transactions represent actual mark-up and mark-down on sales to client accounts.  Principal transaction mark-up and mark-downs are recorded on the trade date of the transactions.  Management has reviewed the impact of any unsettled transactions and determined there is no material difference between trade date and settlement date positions at the year ended December 31, 2018.  The Company believes that the performance is satisfied on the trade date because that is when the underlying financial instrument or purchaser is identified, the pricing is agreed upon, and the risks and rewards of ownership have been transferred to/from the customer.

Expenses

Employee Compensation and Benefits, Other Expenses, Data Processing, Occupancy, Clearing Costs, and Advertising and Promotion
Employee compensation and benefits; other expenses; data processing; occupancy,  clearing costs; and advertising and promotion are all recorded as incurred, including expenses accrued but not yet paid.  The company records payments made in the prior period for the upcoming period under other assets including annual registration fees and annual insurance premiums.

Interest Expense
Interest expense includes interest paid on clients’ credit balances and interest related to a subordinated debt issuance.  Interest is accrued and paid on a monthly basis on the last business day of the month.

Depreciation and Amortization
Depreciation and amortization are recorded on a straight-line basis over the lesser of the estimated useful lives of the related assets or the non-cancelable remaining lease terms, as appropriate.  Refer to Recently Issued Accounting Pronouncements section regarding recently adopted guidance.

Discontinued Operations

The Company recorded income generated from its investment advisory business charged from client’s accounts.  Effective June 4, 2018 the company ceased operation as an investment advisory firm, does not anticipate any further revenue from this source, and has submitted termination requests to all related regulatory bodies.  Client investment advisory accounts are now serviced by Siebert AdvisorNXT, a wholly-owned subsidiary of SFC.

The Company entered into a settlement agreement for $350,000 resulting from a mediation.  As the settlement was related to a portion of the business sold to SFC in December, 2017; the Company recorded the settlement as a change in the estimated liabilities from discontinued operations related to the sale to SFC.

Concentrations of Credit Risk

The Company is engaged in various trading and brokerage activities whose contra-parties include broker-dealers, banks and other financial institutions.

In the event contra-parties do not fulfill their obligations, the Company may sustain a loss if the market value of the instrument is different from the contract value of the transaction.  The risk of default primarily depends upon the credit worthiness of the contra-parties involved in the transactions.  It is the Company’s policy to review, as necessary, the credit standing of each contra-party with which it conducts business.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.                      FAIR VALUE MEASUREMENTS

FASB ASC 820 defines fair value, established a framework for measuring fair value, and established a hierarchy of fair value inputs. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market.  Valuation techniques that are consistent with the market, income or cost approach, as specified by FASB ASC 820, are used to measure fair value.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can assess at the measurement date.

Level 2 – Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 – Unobservable inputs for the asset or liability.

The availability of observable inputs can vary from security to security and is affected by a wide variety of factors, including, for example, the type of security, the liquidity of markets, and other characteristics particular to the security.  To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Accordingly, the degree of judgment exercised in determining fair value is greatest for instruments categorized in Level 3.

The inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available; the Company’s own assumptions are set to reflect those that the Company believes market participants would use in pricing the asset or liability at the measurement date.

A description of the valuation techniques applied to the Company’s major categories of assets and liabilities measured at fair value on a recurring basis follows:

U.S. Government Securities.  U.S. government securities are valued using quoted market prices.  Valuation adjustments are not applied.  Accordingly, U.S. government securities are generally categorized in level 1 of the fair value hierarchy.

Corporate Bonds and Convertible Preferred Stock.  The fair value of corporate bonds and convertible preferred stock are determined using recently executed transactions, market price quotations (when observable), bond spreads or credit default swap spreads obtained from independent external parties, such as vendors and brokers, adjusted for any basis difference between cash and derivative instruments.  The spread data used is for the same maturity as the bond.  If the spread data does not reference the issuer, then data that reference a comparable issuer are used.  When position-specific external price data is not observable, fair value is determined based on either benchmarking to similar instruments or cash flow models with yield curves, bond, or single-name credit default swap spreads and recovery rates as significant inputs.  Corporate bonds and convertible preferred stocks are generally categorized in level 2 of the fair value hierarchy.

Exchange-Traded Equity Securities. Exchange-traded equity securities are generally valued based on quoted prices from the exchange.  To the extent these securities are actively traded, valuation adjustments are not applied, and they are categorized in level 1 of the fair value hierarchy; otherwise, they are in level 2 or level 3 of the fair value hierarchy.

The following table presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2018:

Assets	Level 1	Level 2	Level 3	Total

Segregated Securities
US Treasury Notes	$ 40,037,198	$ -	$ -	$ 40,037,198
Securities owned
US Treasury Notes	3,678,875	-	-	3,678,875
Corporate obligations	-	38,038	-	38,038
Equity securities	1,138,124	879,818	-	2,017,942
Total	$ 44,854,197	$ 917,856	$ -	$ 45,772,053

Liabilities

Securities sold, not yet purchased
Equity securities	$ -	$ 46,682	-	$ 46,682
Total	$ -	$ 46,682	$ -	$ 46,682

Changes in Level 3 Equity Assets 01/01/2018 - 12/31/2018

Balance - January 1, 2018	$-
Unrealized loss	-
Balance - December 31, 2018	$-

The following represents financial instruments in which the ending balance as of December 31, 2018 is not carried at fair value in the Statement of Financial Condition:

Short-term financial instruments: The carrying value of short-term financial instruments, including cash and securities segregated pursuant to federal regulations are recorded at amounts that approximate the fair value of these instruments. These financial instruments generally expose the Company to limited credit risk and have no stated maturities or have short-term maturities and carry interest rates that approximate market rates. Cash and cash segregated under federal and other regulations are classified as Level 1.  Securities segregated under federal and other regulations consist of treasury notes which are categorized in the above table as Level 1 assets.

Receivables and other assets: Receivables from broker-dealers and clearing organizations, receivables from customers, and other assets are recorded at amounts that approximate fair value and are classified as Level 2 under the fair value hierarchy.

Securities borrowed and securities loaned:  Securities borrowed and securities loaned are recorded at amounts which approximate fair value and are primarily classified as Level 2 under the fair value hierarchy.  The Company’s securities borrowed and securities loan balances represent amounts of equity securities borrow and loan contracts and are market-to-market daily in accordance with standard industry practices which approximate fair value.

Payables: Payable to customers; payable to non customers; drafts payable; payable to broker-dealers and clearing organizations; and accounts payable, accrued expenses, and other liabilities are recorded at amounts that approximate fair value due to their short-term nature and are classified as Level 2 under the fair value hierarchy.

Subordinated Debt:  The carrying amount of subordinated debt approximates fair value due to the relative short-term nature of the borrowing.  Under the fair value hierarchy, the subordinated debt is classified as Level 2.

4.                      COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company rents office space under various operating leases.  Rent expense for the year ended December 31, 2018 was approximately $670,000, commitments going forward are approximately:

2019	670,000
2020	640,000
2021	176,000
Thereafter	137,000
$1,623,000

Refer to Recently issued Accounting Pronouncements section regarding adopted guidance for future financial filings.

Litigation and Regulatory Matters

The Company is subject to various claims and arbitrations in the normal course of business.  The Company believes that the resolution of these matters will not have a material adverse effect on these financial statements.

5.                      FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company enters into various transactions to meet the needs of customers, conduct trading activities, and manages market risks and is, therefore, subject to varying degrees of market and credit risk.

In the normal course of business, the Company's customer activities involve the execution, settlement, and financing of various customer securities transactions.  These activities may expose the Company to off-balance sheet risk in the event the customer or other broker is unable to fulfill its contracted obligations and the Company has to purchase or sell the financial instrument underlying the contract at a loss.

The Company's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to its customers, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customers' accounts.  In connection with these activities, the Company executes and clears customer transactions involving the sale of securities not yet purchased, substantially all of which are transacted on a margin basis subject to individual exchange regulations.

Such transactions may expose the Company to off-balance sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur.  In the event the customer fails to satisfy its obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customer's obligations.

The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines.  The Company monitors required margin levels daily and, pursuant to such guidelines, require customers to deposit additional collateral or to reduce positions, when necessary.

The Company's customer financing and securities settlement activities may require the Company to pledge customer securities as collateral in support of various secured financing sources such as bank loans and securities loaned.  In the event the counter-party is unable to meet its contractual obligation to return customer securities pledged as collateral, the Company may be exposed to the risk of acquiring the securities at prevailing market prices in order to satisfy its customer obligations.  The Company controls this risk by monitoring the market value of securities pledged on a daily basis and by requiring adjustments of collateral levels in the event of excess market exposure.  In addition, the Company establishes credit limits for such activities and monitors compliance on a daily basis.

6.                      INCOME TAXES

Income Taxes
Beginning January 1, 2018, the Company elected to be taxed as a “C” Corporation for federal income tax purposes and in various states.  The company filed with the IRS terminating its prior election as an “S” corporation and the termination of “S” election was completed as of December 31, 2017.

The Company recognizes the effect of tax positions only when they are more likely than not to be sustained under audit by the taxing authorities.  At December 31, 2018, the Company has a tax benefit of $301,824.  The Company operates in the United States and in various state and local jurisdictions, tax years prior to 2014 are no longer subject to examination by taxing authorities. There are presently no income tax examinations in process.

Current income tax expense included in the accompanying Statements of Operations for the year ended December 31, 2018 is as follows:

Current:
Federal	$-
State and local	63,393

Total current tax expense	$63,393

Effective Income Tax Reconciliation
A reconciliation of the difference between the expected income tax benefit computed at the U.S. statutory income tax rate and the Company’s income tax expense (benefit) as of December 31, 2018 is shown in the following table:

Net loss	$(992,356)
Net effect of:
Gain on sale of building	85,273
Depreciation	(36,034)
Non-deductible expenses	6,000
Difference in basis of depreciable assets	(136,609)
Loss carryforward	(1,073,726)

Deferred state taxes at 9%	96,635
Deferred federal taxes at 21%, calculated net of state taxes	205,189
Total deferred tax asset	$301,824

The company has accumulated a net operating loss carryforward of $1,073,726 eligible to offset 80% of net income indefinitely.

7.           RELATED PARTY DISCLOSURES

MSCO
The Company and MSCO are under common ownership and the Company serves as a clearing broker for MSCO.  MSCO has a clearing agreement with the Company whereby the Company passes through all revenue and charges to MSCO for its related expenses.  Outside of the clearing agreement, the Company has an expense sharing agreement with MSCO for its Beverly Hills office.  In addition, the Company pays certain vendors for miscellaneous expenses which it passes through to MSCO and splits margin interest revenue.

At and for the year ended December 31, 2018, the Company had or recognized approximately the following material amounts per its agreements with MSCO:

Category	Amount
Statement of Financial Condition
Payable to non-customers:
Inventory financing	$1,000,000
Payable to broker dealers and clearing organizations
Net monthly clearing revenue payable	235,000
Clearing deposit	75,000
Total liabilities	$1,310,000

Statement of Operations
Revenue
Interest
Margin interest revenue	$979,000
Other Income
Fees generated for trading clearance	$290,000
Fees generated for IRA custodial services provided	90,300

Expense
Payments to MSCO for stock loan	$275,000

Expense Reimbursement
Reimbursement for data processing expense provided to MSCO	$1,271,000
Reimbursement for rental expense	360,000

Other Items
Total payments to MSCO per clearing agreement	$8,659,000

Refer to the subsequent events note below for details regarding a minority purchase of the Company’s common stock by MSCO.

Kennedy Cabot Acquisition, LLC
Kennedy Cabot Acquisition, LLC (“KCA”) is an affiliate of the Company through common ownership, MSCO, and SFC. To gain efficiencies and economies of scale with billing and administrative functions, KCA serves as a paymaster for the Company and MSCO for compensation and benefits expenses, the entirety of which KCA passes through to MSCO and the Company proportionally.

KCA sponsors a 401(k) profit sharing plan, which covers substantially all of the Company’s employees.  Employee contributions to the plan are at the discretion of eligible employees.  There were no contributions by the Company or KCA to the plan for the year ended December 31, 2018.

Scilent Networks, LLC
Scilent Networks is a technology wholesaler owned by an executive of the Company that buys technology and related ancillary services on behalf of the Company at a reduced cost and then passes through the cost to the Company.  Total payments made to Scilent network for year ended 2018 totaled approximately $100,000.

tZERO.com
On January 31, 2018 tZERO.com (“TZERO”) purchased a 24% minority stake in the Company.  The Company also had a revenue sharing agreement with its affiliate Speedroute, LLC (“Speedroute”).  Total payments made to TZERO and affiliates were approximately $275,000.  Refer to the subsequent events note below for details regarding a subsequent sale of the Company’s common stock by TZERO.

Gebbia Sullivan County Land Trust
On July 31, 2018, the Company sold an office condominium located in Omaha, NE for $415,000 to the Gebbia Sullivan County Land Trust (“Land Trust”).  The trustee of the Land Trust is a relative of the majority owners of the Company.  Subsequent to the transaction, the Company entered into a lease agreement with the Land Trust that expired December 31, 2018 and is currently operating on a month-to-month rental agreement with the Land Trust.  For the year ended December 31, 2018, $25,000 was paid in rent.

8.           DIVIDENDS AND DISTRIBUTIONS

On December 28, 2018, the Company made a return of capital distribution in the aggregate amount of $750,000 to shareholders at record date December 1, 2018.  tZERO.com (“tZERO”) was not included in the distribution as there was a pending sale referenced in the subsequent events section below.

9.                     TREASURY STOCK PURCHASE

On December 18, 2018 the Company purchased, into treasury, under one percent of the issued and outstanding shares from a minority shareholder.  The transaction was recorded at cost.

10.                  NET CAPITAL REQUIREMENTS

The Company, as a broker-dealer, is subject to the Uniform Net Capital Rules of the SEC (Rule 15c3-1) of the Securities Act of 1934.  Under the alternate method permitted by this rule, net capital, as defined, shall not be less than 2% of aggregate debit items arising from customer transactions.  At December 31, 2018, the Company’s net capital was $17,899,304, which was $15,750,341 in excess of its required net capital of $2,148,963. The Company’s percentage of aggregate debit balances to net capital was 16.66% as of December 31, 2018.

The Company is subject to Customer Account Rule 15c3-3 of the SEC which requires segregation of funds in a special reserve account for the exclusive benefit of customers (Rule 15c3-3). At December 31, 2018, the Company had segregated cash of $162,943,888 under rule 15c3-3. On December 31, 2018, the Company had $202,981,086 in the special reserve account which was $11,741,749 in excess of the deposit requirement of $191,239,337.  After adjustments for deposit(s) and/or withdrawal(s) made on January 2, 2019, the company had $3,013,144 in excess of the customer reserve requirement.

The Company is also subject to the PAB Account Rule 15c3-3 of the SEC which requires segregation of funds in a special reserve account for the exclusive benefit of proprietary accounts of introducing broker-dealers. (Rule 15c3-3). At December 31, 2018, the Company had segregated cash of $1,473,897 under rule 15c3-3. On December 31, 2018, the Company had $1,473,897 in the special reserve account which was $281,346 in excess of the deposit requirement of $1,192,551.  There were no deposits or withdrawals subsequent to the filing date.

11.                   SUBSEQUENT EVENTS

The Company has evaluated events that have occurred subsequent to December 31, 2018 and through February 26, 2018, the date of the filing of this report. All material subsequent events that occurred during such period have been disclosed in this report or recognized in the financial statements as of December 31, 2018.

Additional subsequent events are as follows:

On January 18, 2019, tZERO.com Inc. (“TZERO”) sold its 24% stake in the Company for approximately $5.8 million.  The Company purchased 9% of the shares into treasury and its affiliate, MSCO, bought 15% of the shares sold by TZERO.  Subsequently, individual minority shareholders purchased, from the treasury, approximately 8% of the shares of the Company.

The Company also purchased into treasury, from certain minority shareholders, approximately 3% of the shares of the Company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Stockcross Financial Services, Inc.
Beverly Hills, California

Opinion on the Financial Statements

We have audited the accompanying statement of financial condition of Stockcross Financial Services, Inc. as of December 31, 2017, the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of Stockcross Financial Services, Inc. as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of Stockcross Financial Services, lnc.'s management. Our responsibility is to express an opinion on Stockcross Financial Services, lnc.'s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to Stockcross Financial Services, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements..  We believe that our audit provides a reasonable basis for our opinion.

Supplemental Information

The Schedule I, Computation of Net Capital Under SEC Rule 15c3-1, Schedule II, Computation for Determination of Reserve Requirements Under SEC Rule 15c3-3 and Schedule Ill, Information Relating to Possession or Control Requirements Under SEC Rule 15c3-3, has been subjected to audit procedures performed in conjunction with the audit of Stockcross Financial Services, lnc.'s financial statements. The supplemental information is the responsibility of Stockcross Financial Services, lnc.'s management. Our audit procedures included determining whether the supplemental information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with 17 C.F.R. §240.17a-5. In our opinion, the Schedule I, Computation of Net Capital Under SEC Rule 15c3-1, Schedule II, Computation for Determination of Reserve Requirements Under SEC Rule 15c3-3 and Schedule Ill, Information Relating to Possession or Control Requirements Under SEC Rule 15c3-3, is fairly stated, in all material respects, in relation to the financial statements as a whole.

BUCHBINDER TUNICK & COMPANY LLP
We have served as Stockcross Financial Services, lnc.'s auditor since 2017.
Little Falls, New Jersey
March 15, 2018

One Pennsylvania Plaza	6720-A Rockledge Drive	150 Clove Road	Buchbinder Tunick & Company LLP
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STOCKCROSS FINANCIAL SERVICES, INC.
STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 2017
ASSETS
Cash	$2,265,450
Cash and securities segregated under federal and other regulations (cash of $186,772,356 and securities with a fair value of $66,110,784)	252,883,140
Receivable from broker-dealers and clearing organizations	2,697,062
Receivable from customers	71,312,641
Receivable from non-customers	107,992
Securities owned-marketable, at fair value	4,712,439
Securities borrowed	215,568,492
Property, equipment and leasehold improvements, net of accumulated depreciation and amortization	415,635
Assets related to discontinued operations	193,227
Other assets	1,165,840
$551,321,918
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Payable to customers	$320,253,489
Payable to non customers	11,246,632
Drafts payable	2,985,755
Payable to broker-dealers and clearing organizations	672,320
Securities loaned	195,606,317
Liabilities related to discontinued operations	874,586
Securities sold, not yet purchased, at fair value	75,409
Accounts payable, accrued expenses and other liabilities	1,059,041
$532,773,549
Stockholder's Equity
Common stock; $.0016 par value, 20,000,000 shares authorized, 6,152,500 shares issued and outstanding	9,844
Paid-in capital	14,726,520
Retained earnings	4,379,005
Less: stock subscription receivable	(567,000)
18,548,369
$551,321,918

See notes to financial statements

STOCKCROSS FINANCIAL SERVICES, INC.

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2017

REVENUES
Interest income	$4,028,836
Market making	2,096,453
Principal transactions	1,872,242
Commissions	1,649,423
Other income	945,707
Total operating revenues	10,592,661

EXPENSES
Employee compensation and benefits	5,456,563
Other expenses	2,322,345
Occupancy	1,158,768
Clearing costs	994,946
Data processing	960,972
Interest expense	18,240
Taxes	95,444
Total operating expenses	11,007,278
LOSS FROM CONTINUING OPERATIONS	(414,617)

DISCONTINUED OPERATIONS
Income from discontinued operations, net of income tax	537,891

NET INCOME	$123,274

See notes to financial statements

STOCKCROSS FINANCIAL SERVICES, INC.
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2017
Cash flows from operating activities
Net income	$123,274
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	80,602
Gain on disposal of property and equipment	(7,220)
Changes in operating assets and liabilities:
Cash and securities segregated under federal and other regulations	27,014,033
Receivable from broker - dealers and clearing organizations	(396,581)
Receivable from customers	(5,171,422)
Receivable from non-customers	(88,902)
Securities owned, at market value	(98,230)
Securities borrowed	(203,661,492)
Other assets	992,886
Payable to customers	(18,290,833)
Payable to non customers	4,636,749
Drafts payable	(773,608)
Payable to broker - dealers and clearing organizations	354,471
Securities loaned	194,086,817
Securities sold, but not yet purchased	(670,273)
Accounts payable, accrued expenses and other liabilities	(220,972)
Total adjustments	(2,213,975)
Net cash used in continued operations	(2,090,701)
Net cash provided by discontinued operation	681,359
Net cash used in operating activities	(1,409,342)
Cash flows from investing activities
Sale of property	659,065
Net cash provided by investing activities	659,065

Cash flows from financing activities
Payments received for subscribed stock-warrant exercise	567,000
Payments received for subscribed stock	456,433
Expenses related to sale of customer accounts	(299,154)
Net cash provided by financing activities	724,279

NET CHANGE IN CASH	(25,998)
CASH - BEGINNING	2,291,448
CASH - END	$2,265,450

See notes to financial statements

STOCKCROSS FINANCIAL SERVICES, INC.
STATEMENT OF CASH FLOWS (continued)
YEAR ENDED DECEMBER 31, 2017

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest expense	$18,240
Income taxes	$14,776

Non-cash transactions:
Restricted common stock of Siebert Financial Corp. received for asset purchase agreement	$16,428,409
Change in fair value of Siebert Financial Corp. restricted common stock	$801,386
Distribution of Siebert Financial Corp. stock to shareholders	$17,229,795
Stock subscriptions issued for common stock	$567,000
Goodwill transferred, at cost	$8,029,258

See notes to financial statements

STOCKCROSS FINANCIAL SERVICES, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
YEAR ENDED DECEMBER 31, 2017

	Number of Shares	Common Stock	Paid-in capital	Retained earnings	Stock subscription receivable	Total

Balance - beginning	5,802,500	$9,284	$21,921,492	$4,255,732	$(456,433)	$25,730,075

Net loss from continuing operations				(414,618)		(414,618)

Net income from discontinued operations				537,891		537,891

Sale of customer accounts, net of expenses			8,901,383			8,901,383

Issuance of common stock pursuant to the exercise of cash warrants	350,000	560	1,133,440		(567,000)	567,000

Payments received, stock subscription receivable					456,433	456,433

Siebert shares distributed to shareholders			(17,229,795)			(17,229,795)

Balance - end	6,152,500	$9,844	$14,726,520	$4,379,005	$(567,000)	$18,548,369

See notes to financial statements

1.            ORGANIZATION AND NATURE OF BUSINESS

StockCross Financial Services, Inc. (the "Company") is a securities broker dealer registered with the Securities and Exchange Commission (“SEC”) and is a member of Financial Industry Regulatory Authority (“FINRA”).

The Company is located in Beverly Hills, California, with offices throughout the United States and worldwide customers.

On June 26, 2017, the Company entered into an asset purchase agreement with Muriel Siebert and Company, Inc. (“Siebert”) and Siebert Financial Corp. (“SFC”) whereby the Company sold a majority of its retail and investment advisory accounts to Siebert. The asset purchase agreement was subject to certain customary conditions to closing. The Company recognized the sale on November 30, 2017.

As described in Note 13 and 14, the Company is affiliated with Muriel Siebert & Co. (“Siebert”) through common ownership. Muriel Siebert & Co. is a wholly owned subsidiary of Siebert Financial Corp. (“SFC “).

The financial results of these assets sold and subsequent revenue and expenses directly attributable to these assets are classified as discontinued operations in the Statement of Operations.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09) to supersede nearly all existing revenue recognition guidance under U.S. GAAP.  In August 2015, FASB issued ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date (ASU 2015-014), which deferred the effective date for implementation of ASU 2014-09 by one year and is now effective for annual reporting periods beginning after December 15, 2017, with early adoption permitted but not earlier than the original effective date. Management of the Company has assessed the impact of adoption of these standards and believes that there will be no material impact on the financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which replaces the existing guidance in ASC 840, Leases.  The new standard establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than twelve months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income. The guidance will be effective for annual reporting periods beginning after December 15, 2018, and early adoption is permitted. Management of the Company is currently evaluating the impact of ASU 2016-02 will have on its financial statements and related disclosures.

Cash

Cash represents cash on hand and cash held in banks. At times, cash balances may exceed Federal Deposit Insurance Corporation insured limits.

Discontinued Operations

The Company follows the guidance of Accounting Standards Codification (ASC) Topic 205 Presentation of Financial Statements and Topic 360 Property, plant, and equipment: Reporting discontinued operations and disposals of components of an entity. This standard requires that the results of operations, including impairment, gains and losses related to the properties that have been sold or properties that are intended to be sold, be presented as discontinued operations in the statement of operations for all periods presented and that assets and liabilities of properties intended to be sold are to be separately classified on the balance sheet. Properties designated as held for sale are carried at the lower of cost or fair value less costs to sell and are not depreciated.

The net result of operations of the assets disposed of are recorded as income or loss from discontinued operations and are reported separately on the Statement of Operations. As a result of the Company and Siebert being affiliated through common control, the purchase consideration received from the sales proceeds of discontinued operations has been recorded net of transaction expenses and transferred goodwill at cost as Additional-Paid in Capital in the Statement of Changes in Stockholders’ Equity.

Revenue

Securities Transactions, Commissions and Market Making
Customers’ securities transactions are recorded on a settlement date basis, generally two business days following the transaction. Commissions, other securities transactions and related clearing expenses are recorded on a trade-date basis as the securities transactions occur.  Securities owned are recorded at current market value.

Interest Income
Interest income represents the actual interest generated in clients’ margin accounts.  Interest income is recorded monthly based on the average daily balances held in client accounts.

Other Income
Other income represents fees generated from investment advisory services and administrative fees generated from client accounts.  Transactional fees are recorded concurrently with the related activity and an annual maintenance fee is charged to inactive client accounts on an annual basis at fiscal year-end.  Other income also consists of investment advisory fees and are recorded quarterly based on the amount of assets under management.

Principal Transaction
Principal transactions represent actual mark-up and mark-down on sales to client accounts.  Principal transaction mark-up and mark-downs are recorded on the settlement date of the transactions.

Securities Borrowed and Loaned

Securities borrowed are recorded at the amount of cash collateral advanced.  Securities borrowed transactions require the Company to deposit cash, letters of credit, or other collateral with the lender.  Securities loaned are recorded at the amount of cash collateral received.  For securities borrowed and loaned, the Company monitors the market value, with additional collateral obtained or refunded as necessary.

Goodwill

In accordance with the Financial Accounting Standards Board “FASB” Accounting Standards Codification “ASC” section 350, "Goodwill and Other Intangible Assets", the Company does not amortize goodwill and indefinite-lived intangible assets. Instead, these assets are reviewed for impairment annually or more frequently when events or circumstances indicate that the carrying amount more likely than not exceeds it fair value.

On November 30, 2017, the Company completed an asset sale with Siebert consisting of the majority of its retail client accounts.  The goodwill at the date of the transaction consisted solely of goodwill related to those assets sold. As a result of the Company and Siebert being affiliated through common control, goodwill amounting to $8,029,258 has been recorded net of consideration received to Additional Paid-In Capital in the Statement of Changes in Stockholders’ Equity.

Income Taxes

The Company elected to be taxed as an “S” Corporation for federal income tax purposes and in various states.  As an S corporation, the Company is not subject to federal income taxes and passes through substantially all taxable items to the shareholders of the Company.  The Company is subject to state and local income taxes in various states and localities.

The Company recognizes the effect of tax positions only when they are more likely than not to be sustained under audit by the taxing authorities.  At December 31, 2017, the Company did not have any unrecognized tax benefits or liabilities.  The Company operates in the United States and in state and local jurisdictions, and tax years prior to 2013 are no longer subject to examination by taxing authorities. There are presently no income tax examinations in process.

Property and Equipment

Property, equipment and leasehold improvements are carried at cost less accumulated depreciation and amortization.  Depreciation and amortization are recorded on a straight-line basis over the lesser of the estimated useful lives of the related assets or the non-cancelable remaining lease terms, as appropriate.

Drafts Payable

Drafts payable represent checks drawn by the Company against customer accounts which remained outstanding and had not cleared the bank subsequent to year end.

Concentrations of Credit Risk

The Company is engaged in various trading and brokerage activities whose contra-parties include broker-dealers, banks and other financial institutions.

In the event contra-parties do not fulfill their obligations, the Company may sustain a loss if the market value of the instrument is different from the contract value of the transaction.  The risk of default primarily depends upon the credit worthiness of the contra-parties involved in the transactions.  It is the Company’s policy to review, as necessary, the credit standing of each contra-party with which it conducts business.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.            FAIR VALUE MEASUREMENTS

FASB ASC 820 defines fair value, established a framework for measuring fair value, and established a hierarchy of fair value inputs. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market.  Valuation techniques that are consistent with the market, income or cost approach, as specified by FASB ASC 820, are used to measure fair value.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can assess at the measurement date.

Level 2 – Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 – Unobservable inputs for the asset or liability.

The availability of observable inputs can vary from security to security and is affected by a wide variety of factors, including, for example, the type of security, the liquidity of markets, and other characteristics particular to the security.  To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Accordingly, the degree of judgment exercised in determining fair value is greatest for instruments categorized in Level 3.

The inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available; the Company’s own assumptions are set to reflect those that the Company believes market participants would use in pricing the asset or liability at the measurement date.

A description of the valuation techniques applied to the Company’s major categories of assets and liabilities measured at fair value on a recurring basis follows:

U.S. Government Securities.  U.S. government securities are valued using quoted market prices.  Valuation adjustments are not applied.  Accordingly, U.S. government securities are generally categorized in level 1 of the fair value hierarchy.

Municipal Securities.  The fair value of municipal securities are determined using recently executed transactions, market price quotations (when observable), bond spreads from independent external parties, such as vendors and brokers, adjusted for any basis difference between cash and derivative instruments.  The spread data used is for the same maturity as the bond.  Municipal Securities are generally categorized in level 2 of the fair value hierarchy.

Corporate Bonds and Convertible Preferred Stock.  The fair value of corporate bonds and convertible preferred stock are determined using recently executed transactions, market price quotations (when observable), bond spreads or credit default swap spreads obtained from independent external parties, such as vendors and brokers, adjusted for any basis difference between cash and derivative instruments.  The spread data used is for the same maturity as the bond.  If the spread data does not reference the issuer, then data that reference a comparable issuer are used.  When position-specific external price data is not observable, fair value is determined based on either benchmarking to similar instruments or cash flow models with yield curves, bond, or single-name credit default swap spreads and recovery rates as significant inputs.  Corporate bonds and convertible preferred stocks are generally categorized in level 2 of the fair value hierarchy.

Exchange-Traded Equity Securities. Exchange-traded equity securities are generally valued based on quoted prices from the exchange.  To the extent these securities are actively traded, valuation adjustments are not applied, and they are categorized in level 1 of the fair value hierarchy; otherwise, they are in level 2 or level 3 of the fair value hierarchy.

Certificates of Deposit.   Certificates of deposit included in investments are valued at cost, which approximates fair value.  These are included within segregated investments in level 2 of the fair value hierarchy.

Unit Investment Trusts.  Units of unit investment trusts are carried at redemption value, which represents fair value. Units of unit investment trusts are classified as Level 1 within the fair value hierarchy.

The following table presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2017:

	Level 1	Level 2	Level 3	Total
Assets
Segregated Securities
Certificates of Deposit	$-	$3,560,947	$-	$3,560,947
US Treasury Notes	62,611,330	-	-	62,611,330
Securities owned
US Treasury Notes	2,887,950	-	-	2,887,950
Municipal obligations	-	81,161	-	81,161
Corporate obligations	-	116,260	-	116,260
Equity securities	1,143,900	421,675	-	1,565,575
Total	$66,643,180	$4,180,043	$-	$70,823,223

Liabilities
Securities sold, not yet purchased
US Treasury Notes	$228	$-	$-	$228
Equity securities	-	64,504	-	64,504
Unit Investment Trusts	10,677	-	-	10,677
Total	$10,905	$64,504	$-	$75,409

Changes in Level 3 Equity Assets 01/01/2017 - 12/31/17

Balance - January 1, 2017	$382,476
Unrealized loss	(382,476)
Balance - December 31, 2017	$-

4.            COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company rents office space and leases computers and other equipment under various operating leases.  Rent expense for the year ended December 31, 2017 was approximately $1,596,000, commitments going forward are:

2018	$674,000
2019	515,000
2020	471,000
Thereafter	76,000
$1,736,000

Litigation and Regulatory Matters

The Company is subject to various claims and arbitrations in the normal course of business.  The Company believes that the resolution of these matters will not have a material adverse effect on these financial statements.

5.            FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company enters into various transactions to meet the needs of customers, conduct trading activities, and manages market risks and is, therefore, subject to varying degrees of market and credit risk.

In the normal course of business, the Company's customer activities involve the execution, settlement, and financing of various customer securities transactions.  These activities may expose the Company to off-balance sheet risk in the event the customer or other broker is unable to fulfill its contracted obligations and the Company has to purchase or sell the financial instrument underlying the contract at a loss.

The Company's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to its customers, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customers' accounts.  In connection with these activities, the Company executes and clears customer transactions involving the sale of securities not yet purchased, substantially all of which are transacted on a margin basis subject to individual exchange regulations.

Such transactions may expose the Company to off-balance sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur.  In the event the customer fails to satisfy its obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customer's obligations.

The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines.  The Company monitors required margin levels daily and, pursuant to such guidelines, require customers to deposit additional collateral or to reduce positions, when necessary.

The Company's customer financing and securities settlement activities may require the Company to pledge customer securities as collateral in support of various secured financing sources such as bank loans and securities loaned.  In the event the counter-party is unable to meet its contractual obligation to return customer securities pledged as collateral, the Company may be exposed to the risk of acquiring the securities at prevailing market prices in order to satisfy its customer obligations.  The Company controls this risk by monitoring the market value of securities pledged on a daily basis and by requiring adjustments of collateral levels in the event of excess market exposure.  In addition, the Company establishes credit limits for such activities and monitors compliance on a daily basis.

6.      RECEIVABLE FROM AND PAYABLE TO BROKER-DEALERS AND CLEARING ORGANIZATIONS

At December 31, 2017, amounts receivable from and payable to broker-dealers and clearing organizations include the following:

Receivables:
Clearing organizations	$1,841,164
Brokers and dealers	75,000
Securities failed to deliver	780,898
$2,697,062
Payables:
Securities failed to receive	$388,909
Due to Siebert	283,411
$672,320

7.            PROFIT SHARING PLAN

The Company sponsors a 401(k) profit sharing plan, which covers substantially all employees.  Employee contributions to the plan are at the discretion of eligible employees.  There were no contributions by the company to the plan for the year ended December 31, 2017.

The Company terminated the plan effective December 31, 2017 after entering into an employment agreement with Kennedy Cabot Acquisition Company (“KCA”).  The Company entered into a joint-employment agreement and all StockCross employees from January 1, 2018 forward are eligible to participate in KCA’s 401(K) plan.

8.            RECEIVABLE FROM AND PAYABLE TO CUSTOMERS

Accounts receivable from and payable to customers include amounts due on cash and margin transactions.  Securities owned by customers are held as collateral for receivables

9.      CASH AND SECURITIES SEGREGATED UNDER FEDERAL AND OTHER REGULATIONS

Cash equivalents (interest bearing deposit accounts) and securities owned in the amount of $252,883,140 (cash $186,772,356, securities with a fair value $66,110,784) have been segregated in special reserve accounts for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission.

10.            RECEIVABLE FROM AND PAYABLE TO NON CUSTOMERS

Accounts receivable from and payable to non customers includes amounts due on cash and margin transactions on accounts owned and controlled by principal officers, directors and stockholders of the company.  Securities owned by non customers are held as collateral for receivables.

11.     FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments, securities owned and securities sold but not yet purchased, are recorded at fair value in the Statement of Financial Condition. The fair value option is an accounting election that allows the reporting entity to apply fair value accounting for certain financial assets and liabilities on an instrument-by-instrument basis. As of December 31, 2017, the Company did not elect the fair value option for any of its financial assets or liabilities not already recorded at fair value.

The following represents financial instruments in which the ending balance at December 31, 2017 is not carried at fair value on the Statement of Financial Condition:

Short-term financial instruments: The carrying value of short-term financial instruments, including cash and cash segregated pursuant to federal regulations are recorded at amounts that approximate the fair value of these instruments. These financial instruments generally expose the Company to limited credit risk and have no stated maturities or have short-term maturities and carry interest rates that approximate market rates.

Receivables and other assets: Brokerage client receivables, receivables from broker-dealers and clearing organizations, securities borrowed, other receivables and certain other assets are recorded at amounts that approximate fair value.

Payables: Brokerage client payables, payables due to broker-dealers and clearing organizations and certain other liabilities are recorded at amounts that approximate fair value due to their short-term nature.

12.            INCOME TAXES

Income tax expense included in the accompanying Statements of Operations for the year ended December 31, 2017 is as follows:

Continuing operations:

Current:
State and local	$95,444

Discontinued operations:
Current:
State and local	8,718

Total income tax expense	$104,162

13.            SALE OF CUSTOMER ACCOUNTS / DISCONTINUED OPERATIONS

On June 26, 2017, the Company entered into an asset purchase agreement with Muriel Siebert & Co., Inc. (“Siebert”) to sell a portion of retail and investment advisory accounts to Siebert. The Company and Siebert are affiliated through common control. As part of the asset purchase agreement, Siebert acquired approximately 17,000 customer accounts, the associated registered representatives and supervisory personnel, six office locations and one office under shared lease arrangement of the Company (herein referred as “Acquired assets”). Custody, clearance and control of transferring client assets shall remain at the Company. The Company retains an independent unit of discount brokerage operations, all equity compensation plan clients, and market making.

The sale of assets to an entity under common control is accounted for on the carryover basis of accounting, whereby the transfer of assets and liabilities are recorded at historical carrying amounts in the books of transferring entity.

The sale of assets was completed on November 30, 2017 for a total consideration received of $16,433,481, paid by delivering 5,072,062 restricted shares of SFC valued at $3.24 per share after accounting for valuation discount for restriction. The entities are under common control and as a result the consideration received net of costs and goodwill has been recorded in Additional Paid-in Capital amounting at $8,901,383 as disclosed in the Statement of Changes in Stockholders’ Equity.

Revenue and expenses that specifically relates to the assets sold have been allocated. The results of operations for assets sold for the years ended December 31, 2017 are included in Statement of Operations as net income from discontinued operations. Net income from discontinued operations resulting from asset purchase agreement for the year ended December 31, 2017 is as follows:

Revenue relating to discontinued operations	$15,172,521
Expenses relating to discontinued operations	(14,625,912)
Net income from discontinued operations, before income tax expense	546,609
Income tax expense	(8,718)

Net income from discontinued operations, net of tax	$537,891

The following table presents the aggregate carrying amounts of the major classes of assets and liabilities relating to discontinued operations remaining at December 31, 2017:

Assets:
Receivable from broker-dealers and clearing organizations	$193,227
Liabilities:
Accounts payable, accrued expenses and other liabilities	$874,586

14.          RELATED PARTY TRANSACTIONS

On December 1, 2017, the Company declared a dividend to distribute 5,072,062 shares of restricted Siebert common stock received as consideration from the asset sale. The Company recorded a dividend distribution of $17,229,795 to the stockholders based on a discounted share price of $3.40 resulting from a two year sale restriction.

As of December 31, 2017, the Company has a Payable to Siebert of $283,411 recorded as Payable to Broker-dealers and Clearing Organizations in the Statement of Financial Condition.

A consulting fee of $250,000 was paid to a related party of the majority stockholders of the Company.

15.                  NET CAPITAL REQUIREMENTS

The Company, as a broker-dealer, is subject to the Uniform Net Capital Rules of the SEC (Rule 15c3-1) of the Securities Act of 1934.  Under the alternate method permitted by this rule, net capital, as defined, shall not be less than 2% of aggregate debit items arising from customer transactions.  At December 31, 2017, the Company’s net capital was $15,324,261, which was $13,344,257 in excess of its required net capital of $1,980,004. The Company’s percentage of aggregate debit balances to net capital was 15.48% as of December 31, 2017.

The Company is subject to Rule 15c3-3 of the SEC which requires segregation of funds in a special reserve account for the exclusive benefit of customers (Rule 15c3-3). At December 31, 2017, the Company had segregated cash of $186,772,356 under rule 15c3-3. On December 31, 2017, the Company had $252,883,140 in the special reserve account which was $9,238,183 in excess of the deposit requirement of $243,644,957.

16.                  SUBSEQUENT EVENTS

The Company has evaluated events that have occurred subsequent to December 31, 2017 and through March 15, 2018, the date of the filing of this report. All material subsequent events that occurred during such period have been disclosed in this report or recognized in the financial statements as of December 31, 2017.

Additional subsequent events are as follows:

On January 31, 2018, individual shareholders of StockCross sold shares of the Company to Tzero.com, Inc. (“TZero”).  TZero’s total investment represents 24% of the issued and outstanding shares of the Company.

Effective January 1, 2018, the Company revoked its election to be taxed as an S-Corporation.